Exhibit 99.1

     UNIVERSAL TECHNICAL INSTITUTE, INC. REPORTS 15% NET REVENUE GROWTH AND 15% OPERATING INCOME MARGIN FOR THE SECOND QUARTER OF FISCAL 2006, EXCLUDING
                        EQUITY BASED COMPENSATION EXPENSE

PHOENIX, May 9, 2006 - Universal Technical Institute, Inc. (NYSE: UTI), a provider of technical education training, today announced financial results for the second quarter of fiscal 2006, ended March 31, 2006.

FISCAL 2006 SECOND QUARTER OPERATING PERFORMANCE

Net revenues for the second quarter of fiscal 2006 were $88.7 million, a 14.5% increase from $77.5 million for the same quarter last year. The significant growth drivers during the second fiscal quarter were higher average student enrollment, an additional earning day in the current year quarter and tuition increases.

Income from operations for the second quarter of fiscal 2006 was $13.6 million excluding equity based compensation expense of $1.1 million as compared to $14.4 million for the second quarter of fiscal 2005, which did not include equity based compensation expense. The year over year decrease relates to higher operating costs as well as increased expansion costs during the quarter at the company's new Norwood, MA campus and Sacramento, CA campus.

Income from operations for the second quarter of fiscal 2006 was $12.5 million including equity based compensation compared to $14.4 million for the second quarter of fiscal 2005. Fiscal 2006 includes equity based compensation expense of $1.1 million.

Operating margin for the second quarter of fiscal 2006, excluding equity based compensation expense was 15.3%, compared to 18.6% for the same period last year. Lower than planned students, as well as higher compensation related costs and depreciation lowered margins as compared to the second quarter of fiscal 2005. In addition, operating losses associated with the expansion of Norwood, MA and Sacramento, CA were $1.9 million during the second quarter of fiscal 2006. Operating losses associated with the expansion of Exton, PA, Norwood, MA and Sacramento, CA were $0.8 million during the second quarter of fiscal 2005.

Operating margin for the second quarter of fiscal 2006 including equity based compensation expense was 14.1%, as compared to 18.6% for the same period last year. The second quarter of fiscal 2006 includes equity based compensation expense of approximately $1.1 million.

Net income for the second quarter of fiscal 2006 was $9.0 million, excluding equity based compensation expense, or $0.31 per diluted share as compared to net income of $9.2 million, or $0.32 per diluted share, for the same quarter in fiscal 2005.

Net income for the second quarter of fiscal 2006, including equity based compensation expense was $8.3 million, or $0.29 per diluted share as compared to net income of $9.2 million, or $0.32 per diluted share, for the same quarter in fiscal 2005.

FISCAL 2006 SIX MONTH OPERATING PERFORMANCE

Net revenues for the first six months of fiscal 2006 were $174.2 million, a 15.5% increase from $150.8 million for the same period in the previous year.

Income from operations for the six months ended March 31, 2006 was $30.9 million, excluding equity based compensation as compared to $29.9 million in the same period in the previous year, which did not include equity based compensation expense. In addition, operating losses associated with the expansion of Norwood, MA and Sacramento, CA were $4.1 million during the six months ended March 31, 2006. Operating losses associated with the expansion of Exton, PA, Norwood, MA and Sacramento, CA were $1.8 million during the six months ended March 31, 2005.

Income from operations for the six months ended March 31, 2006 was $28.8 million, including equity based compensation as compared to $29.9 million for the six months ended March 31, 2005. Fiscal 2006 six months of activity includes equity based compensation expense of $2.1 million.

Operating margin for the first six months of fiscal 2006 was 17.7% down from 19.8%, excluding equity based compensation for the first six months of fiscal 2005, which did not include equity based compensation expense. Lower than planned students, as well as higher compensation related costs and depreciation lowered margins as compared to the first six months of fiscal 2005.

Operating margin, for the six months ended March 31, 2006 was 16.5% down from 19.8%, including equity based compensation expense for the six months ended March 31, 2005. Fiscal 2006 six months of activity includes equity based compensation expense of $2.1 million.

Net income for the six months ended March 31, 2006 was $19.9 million or $0.70 per diluted share excluding equity based compensation, a 4.6% increase from net income of $19.0 million or $0.67 per diluted share, for the same period in fiscal 2005, which did not include equity based compensation expense. Net income margin for the first six months of fiscal 2006 was 11.4%, excluding equity based compensation and was 12.6% for fiscal 2005, which did not include equity based compensation.

Net income for the six months ended March 31, 2006 was $18.6 million or $0.65 per diluted share, including equity based compensation a decrease from net income of $19.0 million or $0.67 per diluted share, for the same period in fiscal 2005. Net income margin for the first six months of fiscal 2006 was 10.7% including equity based compensation as compared to 12.6% in the first six months of fiscal 2005.

"Despite our current challenges, demand for our students and employment opportunities remain strong. We are investing in our business to improve capacity utilization and build our industry relationships. Our focus for fiscal 2007 includes increasing capacity utilization throughout our campuses as well as providing new types of training to our industry customers. We recently announced a new strategic relationship with Nissan North America, Inc. to provide elective training at three of our existing locations. This addition complements our existing relationships and offers students specialized training that is needed within the automotive industry. We remain focused on providing quality education to our students that is closely linked to the needs of our industry customers", said Kimberly McWaters, President and Chief Executive Officer of Universal Technical Institute, Inc.

BALANCE SHEET

At March 31, 2006, the company had $76.3 million in cash and cash equivalents compared with $79.8 million at December 31, 2005 and $52.0 million at September 30, 2005.

At March 31, 2006, the company had shareholders' equity of $120.2 million, compared with shareholders' equity of $107.3 million at December 31, 2005 and $95.7 million at September 30, 2005. Cash flow provided by operations was $19.3 million for the six months ended March 31, 2006 compared with $34.8 million for the six months ended March 31, 2005. Cash flow provided by operations in the period ended March 31, 2005 included a non-recurring benefit of $10.4 million related to the release of restricted cash that collateralized a letter of credit with the Department of Education.

STUDENT ENROLLMENT DATA

Average undergraduate enrollment for the three months ended March 31, 2006 was 16,642 students, an increase of 7.3% from 15,517 students for the same period a year ago. Average undergraduate enrollment for the six months ended March 31, 2006 was 17,036 students, an increase of 9.8% from 15,521 for the same period a year ago.

Undergraduate enrollment at the end of the second quarter of fiscal 2006 was 16,206 students, compared with 15,155 students at the end of the first quarter of fiscal 2005.

ADOPTION OF FINANCIAL ACCOUNTING STANDARD NO. 123 (R)

The company adopted Statement of Financial Accounting Standards No. 123(R) effective October 1, 2005. SFAS No. 123(R) requires the company to recognize equity based compensation expense for all stock option and other equity-based awards. Prior to its adoption of SFAS No. 123(R), the company accounted for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25.

As a result of the company's adoption of SFAS No. 123(R), the company's press release includes certain financial measures that may be deemed "non-GAAP financial measures" under rules of the Securities and Exchange Commission. These non-GAAP financial measures are provided to enhance the reader's overall understanding and provide greater comparability of the company's interim and annual financial performance for fiscal 2006. This information should be considered in conjunction with the company's financial results prepared in accordance with GAAP.

CONFERENCE CALL

Management of Universal Technical Institute, Inc. will hold a conference call to discuss its fiscal 2006 second quarter results today at 3:00 p.m. Mountain time (5:00 p.m. Eastern). Investors are invited to listen to the call live at www.uticorp.com. Please access the web site at least 15 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website and will be archived for 90 days.

ABOUT UNIVERSAL TECHNICAL INSTITUTE

Universal Technical Institute, Inc. is a provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at ten campuses across the United States, and manufacturer-sponsored advanced programs at 20 dedicated training centers. Through its campus-based school system, Universal Technical Institute, Inc. offers specialized technical education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

Statements in this press release concerning the future business, operating results and financial condition of the company are "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include changes to federal and state educational funding, construction delays for new or expanding campuses, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, the effectiveness of the company's recruiting, advertising and promotional efforts, changes to interest rates and low unemployment. Further information on these and other potential factors that could affect the company's financial results or condition may be found in the company's filings with the Securities and Exchange Commission, all of which are incorporated herein by reference. The company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

              UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (In thousands, except per share amounts)

                                                             THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                  MARCH 31,                       MARCH 31,
                                                        -----------------------------   -----------------------------
                                                            2006            2005            2006            2005
                                                        -------------   -------------   -------------   -------------
Net Revenues                                            $      88,686   $      77,482   $     174,198   $     150,818

Operating expenses:
       Educational services and facilities                     42,971          34,958          83,073          68,311
       Selling, general and administrative                     33,193          28,095          62,351          52,602
                                                        -------------   -------------   -------------   -------------
                        Total operating expenses               76,164          63,053         145,424         120,913
                                                        -------------   -------------   -------------   -------------
Income from operations                                         12,522          14,429          28,774          29,905
                                                        -------------   -------------   -------------   -------------

Other (income) expense:
       Interest income                                           (860)           (332)         (1,621)           (590)
       Interest expense                                            11              16              27              57
                                                        -------------   -------------   -------------   -------------
                        Total other income                       (849)           (316)         (1,594)           (533)
                                                        -------------   -------------   -------------   -------------
Income before income taxes                                     13,371          14,745          30,368          30,438
Income tax expense                                              5,054           5,590          11,786          11,455
                                                        -------------   -------------   -------------   -------------
Net income available to common shareholders             $       8,317   $       9,155   $      18,582   $      18,983
                                                        =============   =============   =============   =============

Earnings per share:
Net income per share - basic                            $        0.30   $        0.33   $        0.66   $        0.68
                                                        =============   =============   =============   =============
Net income per share - diluted                          $        0.29   $        0.32   $        0.65   $        0.67
                                                        =============   =============   =============   =============

Weighted average number of common shares outstanding:
Basic                                                          28,074          27,894          28,029          27,845
                                                        =============   =============   =============   =============
Diluted                                                        28,561          28,566          28,516          28,523
                                                        =============   =============   =============   =============

OTHER DATA:
Depreciation and amortization                           $       3,348   $       2,364   $       6,587   $       4,565
Number of campuses                                                 10               8              10               8
Average undergraduate enrollment                               16,642          15,517          17,036          15,521

                                                            FOR THE PERIOD ENDED
                                                        -----------------------------
                                                          MARCH 31,     SEPTEMBER 30,
BALANCE SHEET DATA:                                         2006            2005
-----------------------------------------------------   -------------   -------------
Cash and cash equivalents                               $      76,330   $      52,045
Current assets                                          $     110,551   $     103,698
Working capital                                         $      25,014   $      13,817
Total assets                                            $     221,669   $     200,608
Total shareholders' equity                              $     120,186   $      95,733